Exhibit 15.3

12 York gate London NW1 4QS United Kingdom

Board of Directors Lumenis Ltd. P.O. Box 240 Yokneam 20692 Israel	Direct contact no. +44 (0)20 7544 8805 Contact name: Mark Hart

6 April 2010

Dear Sirs

LUMENIS (UK) LIMITED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (333-148460) of Lumenis Ltd., of our report dated 25 June 2008 with respect to the profit and loss account of Lumenis (UK) Limited for the year ended 31 December 2007, which report appears in the annual report on Form 20-F of Lumenis Ltd. for the year ended 31 December 2009.

Yours faithfully

/s/ Blick Rothenberg